Exhibit 99.1

        Point Therapeutics' Boroproline Compound Demonstrates
             Peptide Adjuvant Activity; Company Initiates
      Preclinical Program to Develop Vaccine Adjuvant Candidate

    BOSTON--(BUSINESS WIRE)--April 29, 2004--Point Therapeutics, Inc. (NASDAQ: POTP) today announced the presentation of study data on one of the Company's boroproline compounds (PT-100), indicating adjuvant properties to antigenic peptides in preclinical models of peptide vaccination. PT-100, which represents one of a family of compounds, appears to induce robust CD4+ and CD8+ T cell responses and potentially provide durable immunity.
    "I am pleased to announce the initiation of the Company's second development program," said Don Kiepert, President and CEO at Point Therapeutics. "This preclinical program is in addition to our oncology program, where PT-100 is currently being studied in clinical trials in solid tumors and hematologic malignancies. The study data presented today demonstrate proof of concept that our boroproline compounds could potentially be developed as vaccine adjuvants. We have identified a boroproline candidate, separate from PT-100, which we intend to study for this application."
    The study results showed that co-administration of PT-100 with a cytotoxic T-Lymphocyte (CTL) peptide antigen and a T-cell helper peptide, administered either orally or intranasally, induced robust T cell responses which were dose dependent on PT-100. Immune responses did not require that PT-100 and the CTL peptide be delivered to physically proximal sites, nor were they induced by PT-100 or the CTL peptide alone.
    Optimal responses were seen with a regimen of orally administered PT-100 combined with peptide antigens. Also of note, the trial indicated that PT-100 enhanced the recall of memory T cells at least nine weeks after immunization. These data were presented today at a poster session of the 10th National Symposium, "Basic Aspects of Vaccines," sponsored by the Walter Reed Army Institute of Research's conference.
    "We are very excited about these data," said Dr. Barry Jones, lead investigator of the study and SVP of Research at Point Therapeutics. "These are the first proof-of-concept data that demonstrate the adjuvant activity of our boroproline compounds. In particular, previous studies indicated that PT-100 increases expression of cytokines and chemokines including IL-1, which we believe can provide adjuvant activity in cell-mediated immunity when co-administered with protein or peptide antigens. These results support our decision to initiate a preclinical program to develop one of our licensed boroproline compounds as a potential vaccine adjuvant candidate."

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of malignant tumors, hematopoietic disorders and vaccine adjuvants.
    In 2004, Point expects to initiate four Phase 2 clinical studies for its lead product candidate PT-100, in three different oncology indications. The first Phase 2 study has been initiated and is evaluating PT-100 in combination with Taxotere(R) in patients with non-small cell lung cancer. The other planned trials will study PT-100 in metastatic melanoma in combination with cisplatin, as a single-agent therapeutic in metastatic melanoma, and in chronic lymphocytic leukemia in combination with Rituxan(R). Point is currently testing PT-100 in combination with Rituxan(R) in a Phase 1 human clinical study in patients with hematologic malignancies, such as non-Hodgkin's lymphoma. Point is also developing PT-100 as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments. In addition, Point has initiated a preclinical development program to develop one member of its family of boroproline compounds as a vaccine adjuvant.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop products, (ii) obtain the necessary governmental approvals, (iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Registration Statement on Form S-3, filed with the Securities and Exchange Commission on April 23, 2004 and from time to time in Point's other reports filed with the Securities and Exchange Commission.


    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617-933-2136
             or
             The Trout Group (investor relations)
             Ritu Baral, 212-477-4007 ext. 25